UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Innovative Eyewear, Inc.

(Exact name of registrant as specified in its charter)

Florida	84-2794274
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11900 Biscayne Blvd., Suite 630 Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Shares of Common Stock, $0.00001 par value per share	The Nasdaq Stock Market LLC

Warrants, exercisable for one share of Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates:

333-261616

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock and warrants to purchase shares of common stock of Innovative Eyewear, Inc. (the “Company”). The description of the common stock and warrants contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-261616) filed with the U.S. Securities and Exchange Commission on December 13, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Innovative Eyewear, Inc.

By:	/s/ Harrison Gross
Harrison Gross
Chief Executive Officer

Dated: May 12, 2022

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